EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-92725, 333-

130791 and 333-166780 on Form S-8 of Kentucky Bancshares, Inc. of our report dated March 15,

2019 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/Crowe LLP

Crowe LLP

Washington,  D.C.

March 15, 2019